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                                                              Exhibit 23.4

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the joint Registration Statement of Clayton Homes, Inc., Vanderbilt Mortgage and Finance, Inc. and Vanderbilt ABS Corporation on Form S-3 (File No. 333-100319) of our report dated August 7, 2002 relating to the consolidated financial statements of Clayton Homes, Inc., which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in Clayton Homes, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 2002. We also consent to the reference to our Firm under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



Knoxville, Tennessee

February 21, 2003

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